Exhibit 5.1

PILLSBURY WINTHROP SHAW PITTMAN LLP

2475 Hanover Street

Palo Alto, California 94304-1114

October 31, 2005

SunPower Corporation

430 Indio Way

Sunnyvale, California 94085

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are acting as counsel for SunPower Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-1 (Registration No. 333-127854) relating to the registration under the Securities Act of 1933 (the “Act”) of 8,855,000 shares of Class A Common Stock, par value $0.001 per share, of the Company (the “Class A Common Stock”), of which 8,825,000 authorized but heretofore unissued shares (including 1,125,000 shares subject to the underwriters’ over-allotment option) are to be offered and sold by the Company and 30,000 shares are to be offered and sold by a stockholder of the Company (the “Selling Stockholder”) (all of which are subject to the underwriters’ over-allotment option). (Such Registration Statement, as amended, is herein referred to as the “Registration Statement.”)

We have reviewed and are familiar with such corporate proceedings and other matters as we have deemed necessary for this opinion. Based upon the foregoing, we are of the opinion that (i) the shares of Class A Common Stock to be offered and sold by the Company have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be validly issued, fully paid and nonassessable, and (ii) the shares of Class A Common Stock to be offered and sold by the Selling Stockholder have been duly authorized and, upon receipt of the exercise price therefor shall be, validly issued, fully paid and nonassessable. This opinion is limited to matters governed by the General Corporation Law of the State of Delaware.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus included therein. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP